<PAGE 1>

                               FORM S-8
         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
     ------------------------------------------------------------


                               NYCOR, Inc.
     ------------------------------------------------------------
         (Exact name of registrant as specified in its charter)

     Delaware                                    22-2748564
     ------------------------------------------------------------
     (State or other jurisdiction             (I.R.S. Employee
     of incorporation or organization)        Identification No.)

     287 Childs Road, Basking Ridge, New Jersey         07920
     ------------------------------------------------------------
     (Address Principal Executive Offices)            (zip code)

                               NYCOR, Inc.
                           STOCK OPTION PLAN III
                           STOCK OPTION PLAN IV
                         (Full title of the plan)
                     --------------------------------------------
- -

                            KENT E. HANSEN
                        VICE PRESIDENT -FINANCE
                          AND GENERAL COUNSEL
                              NYCOR, Inc.
                            287 CHILDS ROAD
                    BASKING RIDGE, NEW JERSEY  07920
     ------------------------------------------------------------
                 (Name and address of agent for service)

                             (908) 953-8200
     ------------------------------------------------------------
    (Telephone number, including area code of agent for service)


                    CALCULATION OF REGISTRATION FEE
- -----------------------------------------------------------------
- -------------

Title of Securities    Amount to be         Proposed Maximum
to be Registered       to be Registered     Offering Price
                       Price Per Share      Per Share

Common Stock,
$1.00 par value        256,250 shares       $2.50

Class A Stock,
$1.00 par value       431,250 shares        $2.3875

Title of Securities    Proposed Maximum     Amount of
to be Registered       Aggregate Price      Registration Fee
                       Per Share <FN1>      <FN2>

Common Stock,
$1.00 par value        $  640,625           $220.91

Class A Stock,
$1.00 par value        $1,029,610           $355.04


<FN 1> Estimated solely for the purpose of calculating the
registration fee.
<FN 2> Calculated pursuant to Rule 457(h) based on the closing price on the
       NASDAQ system on April 28, 1995.

<PAGE 2>
                          Part II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.


The following documents, filed with the Securities and Exchange
Commission (Commission File No. 1-9386), are hereby incorporated by reference in this Registration Statement:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994

     2. The Company's proxy statement dated March 27, 1995 with respect to its annual meeting of shareholders held on April 28, 1994.

     3.     ( i)  The Company's Registration Statement on Form
                  10.
            (ii)  Certificate of Amendment of Certificate of
                  Incorporation regarding the Class A Stock, filed as Exhibit (3)(iii) to the Company's
                  Annual Report on Form 10-K for 1992.

     4.     The Company's Form 10-Q for the quarter ended
            March 31, 1995.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange
Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.


ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Reference is made to the registrant's by-laws included as Annex B to the Information Statement forming a part of the registrant's
Registration Statement on Form 10, which is incorporated herein by reference, for information concerning indemnification of directors and officers. Section 145 of the General Corporation
Law of Delaware permits or requires indemnification of officers and directors in the event that certain statutory standards of conduct are met. However, reference is made to Item 9 (d) with respect to indemnification for liabilities arising under the Securities Act of 1933 ( "the 1933 Act").
<PAGE 3>



Under an insurance policy with Continental Insurance Company, the directors and certain officers of the undersigned registrant and its subsidiaries are indemnified against certain losses arising from certain claims which may be made against such persons, by reason of their being such directors or officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.


ITEM 8.  EXHIBITS.

05.  Opinion of Kent E. Hansen, Esq. re legality

10.  ( i)  Stock Option Plan III, filed as Exhibit 10 (iv) to the
           Company's Annual Report on Form 10-K for 1989 and incorporated herein by reference.

     (ii)  Stock Option Plan IV, filed as Exhibit 10 (v) to the
           Company's Annual Report on Form 10-K for 1990 and incorporated herein by reference.

23.  Consents
     (a)  Ernst & Young LLP

     (b) The consent of Kent E. Hansen, Esq. is included in his opinion at Exhibit (5).


ITEM 9.  UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during the period in which offers or sales are being made, a post-effective amendment to this Registration
Statement: (i) to include any prospectus required by Section
10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration
Statement, provided; however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section
15 (d) of the Securities Exchange Act of 1934 (the "Exchange
Act") that are incorporated by reference in this Registration
Statement.


<PAGE 4>

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13 or 15 (d) of the Exchange Act (and, where applicable each filing of an employee benefit plan's annual report pursuant to Section
15 (d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the Prospectus to each employee to whom the Prospectus is sent or given, a copy of the registrant's latest annual report to stockholders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange
Act, unless such employee otherwise has received a copy of such report in which case the registrant shall state in the Prospectus that it will promptly furnish without charge a copy of such report on written request of the employee, and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such financial information.

(d) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

<PAGE 5>
                        SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Basking Ridge, State of New Jersey, on the 12th day of May,
1995.




                                          NYCOR, INC.
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

                                      By  /s/ Kent E. Hansen
                                          --------------
                                          Vice President-Finance
                                          and General Counsel


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                   Date
- ---------                    -----                   ----

/s/ Salvatore Giordano       Chairman of the         May 12, 1995
                             Board

/s/ Salvatore Giordano, Jr.  Vice Chairman and a     May 12, 1995
                             Director (Principal
                             Executive Officer)

/s/ Joseph Giordano          Director                May 12, 1955

/s/ William J. Brennan       Director                May 12, 1995

/s/ S. A. Muscarnera         Director                May 12, 1995

/s/ C. A. Keen               Director                May 12, 1995

/s/ Kent E. Hansen           Vice President-         May 12, 1955
                             Finance and General
                             Counsel (Principal
                             Financial Officer)

/s/ Edwin Diaz               Controller              May 12, 1995
                             (Principal Accounting
                             Officer)